EXHIBIT 99.1

Garrison Capital Inc. Declares Fourth Quarter 2015 Distribution of $0.35 Per Share and Announces Third Quarter 2015 Financial Results and Earnings Call

NEW YORK, Nov. 4, 2015 (GLOBE NEWSWIRE) -- Garrison Capital Inc., a business development company (NASDAQ:GARS), today announced its financial results for the third fiscal quarter ended September 30, 2015.

References to "we," "us," "our," the "Company" and "Garrison Capital" refer to Garrison Capital Inc. and its consolidated subsidiaries.

Third Quarter 2015 Highlights

  Net investment income for the quarter ended September 30, 2015 was $8.2 million, or $0.49 per share;
  Net realized loss on investments for the quarter ended September 30, 2015 was $(2.3) million, or $(0.13) per share;
  Net change in unrealized loss from investments for the quarter ended September 30, 2015 was $(6.2) million, or $(0.37) per share;
  Net decrease in net assets resulting from operations for the quarter ended September 30, 2015 was $(0.2) million, or $(0.01) per share; and
  Our board of directors declared a fourth quarter 2015 distribution of $0.35 per share, payable on December 28, 2015 to stockholders of record as of December 11, 2015.

Consolidated Results of Operations

Consolidated operating results for the three months ended September 30, 2015 and June 30, 2015 are as follows:

	Three Months Ended September 30, 2015	Three Months Ended June 30, 2015
Dollar amounts in thousands, except per share data	(Unaudited)	(Unaudited)
Net investment income	$ 8,244	$ 7,176
Total investment income	13,206	13,152
Total expenses	4,962	5,976
Net realized loss on investments	(2,301)	(8,521)
Net change in unrealized (loss)/gain from investments	(6,184)	5,221
Net (decrease)/increase in net assets resulting from operations	(241)	3,876

Net investment income per share	0.49	0.43
Net realized/unrealized loss from investments per share	(0.50)	(0.20)
Net (loss)/earnings per share	(0.01)	0.23
Net asset value per share	14.92	15.29

Total investment income for the three months ended September 30, 2015 was $13.2 million and net investment income was $8.2 million. Total expenses for the three months ended September 30, 2015 were $5.0 million.

Net realized loss on investments of $(2.3) million for the three months ended September 30, 2015 was primarily driven by a $(4.3) million realized loss resulting from the significant restructuring of one portfolio investment and $(0.8) million of realized losses in GLC Trust 2013-2's consumer loan portfolio. These were offset by a $2.5 million realized gain recognized as a result of the partial sale of one portfolio investment and $0.3 million of realized gains on the early full repayments of six portfolio investments and other partial repayments.

The net change in unrealized loss on investments of $(6.2) million for the three months ended September 30, 2015 was driven primarily by $(4.2) million of negative credit related adjustments on three portfolio investments, a $(2.2) million reversal of prior period unrealized gains due to the partial sale of one portfolio investment, a $(0.9) million negative market-related adjustment on one portfolio investment, $(0.3) million of reversals of prior period unrealized gains due to the early full repayments of six portfolio investments and $(0.1) million decrease in the market value of the remaining portfolio. This was offset by the reversal of a prior period unrealized loss in the amount of $1.5 million driven by the significant restructuring of one portfolio investment.

Portfolio and Investment Activities

For the three months ended September 30, 2015, new originations, club deals, purchases and add-on investments totaled $39.9 million of par value across four new portfolio companies with a weighted average yield of 10.5%. For the three months ended September 30, 2015, repayments in our portfolio consisted of the early full repayment of six investments and partial repayments for a total of $59.8 million of par with a weighted average yield of 10.3%.

See below for portfolio activity table.

Par (in millions)	Q3 2014	Q4 2014	Q1 2015	Q2 2015	Q3 2015	Average

Originated	$ 71.7	$ 30.5	$ 17.2	$ 31.1	$ 29.5	$ 36.0
Club	13.7	19.0	--	7.0	4.8	8.9
Purchased	20.4	16.4	--	--	--	7.4
Consumer loans	--	--	--	--	--	--
Equity	--	--	--	0.1	--	--
Total add-on investments	8.8	11.5	0.9	13.3	5.6	8.0
Total Additions	114.6	77.4	18.1	51.5	39.9	60.3
Less: Total Repayments/Sales(1)	(95.9)	(56.4)	(29.9)	(70.2)	(59.8)	(62.4)
Net Additions	$ 18.7	$ 21.0	$ (11.8)	$ (18.7)	$ (19.9)	$ (2.1)

Summary	Q3 2014	Q4 2014	Q1 2015(2)	Q2 2015(2)	Q3 2015(2)	Average
Number of new investments	8	7	2	5	4	5
Weighted average yield of additions(3)	10.1%	10.0%	12.2%	10.4%	10.5%	10.0%

Number of repayments/sales(1)	13	7	3	8	6	7
Weighted average yield of repayments/sales	9.4%	8.6%	11.6%	10.4%	10.3%	10.0%

(1) Q3 2015 repayments include $(4.1) million related to the restructuring of two positions.

(2) Activity includes repayment of certain investments in which we continue to hold an equity investment in the portfolio company.

(3) Excludes non-accrual portfolio companies, or investments with a risk rating of 4.

The following table shows select information of our portfolio as of September 30, 2015 and June 30, 2015.

Summary of Portfolio Characteristics ($ in millions)	September 30, 2015	June 30, 2015

Total Market Value	$407.8	$435.1
Number of portfolio companies	52	54

Average investment size (1)	$7.8	$7.4
Weighted average yield (2)	10.9%	11.0%
Weighted average price (1)	97.3	97.1

First lien	90.6%	88.8%
Second lien & mezzanine	1.8%	2.6%
Consumer loans	5.4%	6.1%
Equity & other	2.2%	2.5%

Originated (3)	61.1%	55.3%
Club (4)	27.6%	28.7%
Purchased	11.3%	16.0%

Fixed (1)	8.0%	9.0%
Floating (1)	92.0%	91.0%

Performing (1)	95.6%	99.0%
Non-performing (1)	4.4%	1.0%

Weighted average debt / EBITDA (1) (2) (5)	3.7x	3.7x
Weighted average risk rating (1)	2.66	2.51

(1)  Excludes consumer loans and equity investments.

(2) Excludes investments with a risk rating of 4, unfunded revolvers and equity investments, as well as non-operating portfolio companies, which we define as those loans collateralized by real estate, proved developed producing value or other hard assets.

(3) Originated positions include investments where we have sourced and led the execution of the deal.

(4) Club positions include investments where we provide direct lending to a borrower with one or two other lenders but did not lead the deal.

(5) Excludes non-operating portfolio companies, which we define as those investments collateralized by real estate, proved developed producing (''PDP'') value or other hard assets. PDPs are proven revenues that can be produced with existing wells. As of September 30, 2015, $43.1 million of par value related to non-operating portfolio companies was excluded.

Liquidity and Capital Resources

As of September 30, 2015, we had cash of $30.6 million and restricted cash of $6.8 million.

In addition, our transitory portfolio, which we define as those investments that generally yield less than 9.0%, consists of approximately two portfolio companies with a total par value of $12.9 million and a fair value of $12.3 million. We view these investments as an additional source of liquidity to meet our investment objectives.

Since September 30, 2015, the Company closed additional investments totaling $17.3 million of par value across seven new portfolio investments, including $15.1 million of transitory investments with a weighted average par of $1.9 million and a weighted average yield of 6.4%.

Distributions

On November 2, 2015, our board of directors approved a distribution in the amount of $5.9 million, or $0.35 a share, which will be paid on December 28, 2015 to stockholders of record as of December 11, 2015.

Distributions are paid from taxable earnings and may include return of capital and/or capital gains. The specific tax characteristics of the distributions will be reported to stockholders on Form 1099-DIV after the end of the calendar year and in our periodic reports filed with the Securities and Exchange Commission.

Share Repurchase Program

On October 5, 2015, the Company adopted a share repurchase plan that provides for repurchase of up to $10.0 million of its common stock at prices below the Company's net asset value per share as reported in its most recent financial statements. Under the repurchase program, the Company may, but is not obligated to, repurchase shares of its outstanding common stock in the open market or in privately negotiated transactions from time to time. Any repurchases by the Company will comply with the requirements of Rule 10b-18 under the Securities Exchange Act of 1934, as amended, and any applicable requirements of the Investment Company Act of 1940, as amended. Unless extended by the Company's board of directors, the repurchase program will terminate on the earlier of October 5, 2016 or the repurchase of $10.0 million of the Company's common stock. The Company's board of directors may amend this program, solely in its discretion, at any time prior to its termination.

Earnings Conference Call

We will host an earnings conference call at 11:00 a.m. (Eastern Time) on Thursday, November 5, 2015 to discuss our third quarter financial results. All interested parties are welcome to participate in the conference call. The conference call can be accessed at the following dial-in number: (888) 588-0798. International callers can access the conference call by dialing (706) 634-6548. All participants will need to enter the Conference ID 60799882. All participants are asked to dial-in to the conference call 10-15 minutes prior to the call so that their name and company information can be collected.

During the earnings conference call, the Company intends to refer to the Q3 2015 Garrison Capital Inc. Earnings Presentation, which will be available prior to the conference call on the Investor Relations section of the Company's website (www.garrisoncapitalbdc.com) under Webcasts & Presentations.

An archived replay of the call will be available within two hours after the call until 11:59 p.m. (Eastern Time) on December 5, 2015. To hear the replay, please dial (855) 859-2056. International callers, please dial (404) 537-3406. For all replays, please enter the Conference ID 60799882.

ABOUT GARRISON CAPITAL INC.

Garrison Capital Inc. is a business development company that primarily invests in loans to U.S. based middle-market companies. The Company's investment activities are managed by its investment adviser, Garrison Capital Advisers LLC, an affiliate of Garrison Investment Group LP ("Garrison Investment Group"). For more information, go to http://www.garrisoncapitalbdc.com.

ABOUT GARRISON INVESTMENT GROUP

Garrison Investment Group is an alternative investment and asset management firm founded in March 2007. Garrison Investment Group invests opportunistically in the debt of middle-market companies, primarily in the areas of corporate finance, real estate finance and structured finance. For more information, go to http://www.garrisoninv.com.

FORWARD-LOOKING STATEMENTS

This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those expressed or implied in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

CONTACT: Garrison Capital Inc.
         Brian Chase
         www.garrisoncapitalbdc.com
         (212) 372-9590